Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 14, 2008 relating to the consolidated financial statements and financial statement schedule of BTU International, Inc. and subsidiaries for the year ending December 31, 2007 included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-3 (File Nos. 333-147811 and 333-162199) and Form S-8 (File Nos. 333-125924, 333-94713, 333-63298, 033-59081, 033-59045 and 333-155963).

/s/ Caturano and Company, P.C.

CATURANO AND COMPANY, P.C.

March 3, 2010

Boston, Massachusetts